Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Genesis HealthCare Corporation:

We consent to the incorporation by reference in the registration statements (No. 333–111188, No. 333–111189, and No. 333–111190) on Form S-8 and (No. 333–126180) on Form S-3, as amended, of Genesis HealthCare Corporation of our reports dated June 15, 2006, with respect to the consolidated balance sheets of Genesis HealthCare Corporation and subsidiaries as of September 30, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended September 30, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2005 and the effectiveness of internal control over financial reporting as of September 30, 2005, which reports appear in the September 30, 2005 annual report on Form 10-K/A of Genesis HealthCare Corporation.

Our report on the consolidated financial statements and related financial statement schedule contains an explanatory paragraph that states that Genesis HealthCare Corporation has restated the consolidated financial statements and related financial statement schedule.

Our report dated June 15, 2006 on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of September 30, 2005, expresses our opinion that Genesis HealthCare Corporation did not maintain effective internal control over financial reporting as of September 30, 2005, because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that material weaknesses were identified in the following areas: ineffective controls over the selection and application of generally accepted accounting principles affecting self-insurance reserves and insufficient policies and procedures and technical expertise to identify and account for the consolidation of variable interest entities in accordance with FIN 46, “Consolidation of Variable Interest Entities.”

/s/ KPMG LLP

Philadelphia, Pennsylvania

June 15, 2006